AGREEMENT
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This Agreement, dated August 29, 2007, is between Enexco, Inc. ("Enexco"), 3131
Turtle Creek, Suite 1210, Dallas, Texas 75219 and Colony Energy, Inc. ("Colony"), 2100 West Loop South, Suite 900, Houston, Texas 77027,

WHEREAS; Enexco has purchased or contracted for the properties, more particularly described in Exhibit "A" which is attached to this agreement and made a part hereof and Colony has agreed to advance monies (Lease Bank) to acquire these properties on the following terms and conditions:

     1. The total consideration for the purchase of these properties amounts to the amount as shown on Exhibit A.
     2. Enexco has asked and Colony has agreed to advance Sixty-Five Percent (65.00%) of these monies or $ Two Hundred Seventeen Thousand, Four Hundred and Twelve Dollars and Thirty-one Cents ($217,412.31) for the purchase of the prospect leases.
     3. Enexco has agreed that Colony has the right but not the obligation to participate in all of the prospects for up to a Twenty-Five Percent (25.00%) promoted working interest.
     4. Enexco agrees that it has built in certain cash profits in each prospect and agrees to share these profits on a Seventy-Five Percent (75.00%) basis to Enexco and a Twenty-Five Percent (25.00%) basis to Colony.
     5. It is agreed that the Lease Bank money and the funds provided from Enexco will be paid on the same basis as funds were provided that is Colony will receive 65.00% and Enexco will receive 35.00% until all monies have been paid.
     6. It is further agreed that both parties will expend their best efforts to raise the necessary funds to have the wells drilled before the end of the year 2007. (See attached 2007 Enexco Drilling Schedule)
     7. It is agreed that Enexco will hold title to the properties in their name on behalf of and for Colony and Enexco.

Should this be our agreement please sign in the space provided below.

Agreed to this 29th day of August, 2007.

Colony Energy, Inc.                         Enexco, Inc.

/s/ Jimmy D. Wright                         /s/ C. Noel Rather
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By: Jimmy D. Wright                         By: C. Noel Rather